Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated March 30, 2011 relating to the consolidated financial statements of Pinafore Holdings B.V., which appears in such Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Registration Statement.

DELOITTE LLP

London, UK

June 24, 2011